Exhibit 4.463

/Emblem of the Russian Federation/

FEDERAL SERVICE FOR SUPERVISION IN THE SPHERE OF COMMUNICATIONS, INFORMATION TECHNOLOGY AND MASS MEDIA

LICENSE

No. 184083 dated January 27, 2021

For Rendering

Telecommunication services for Cable Broadcasting

This License is granted to

Public Joint Stock Company

“Moscow City Telephone Network”

Primary State Registration Number of a Legal Entity
(Individual Entrepreneur) (OGRN, OGRNIP)

1027739285265

Tax Identification Number (TIN)

7710016640

Location address (place of residence):

25, bld. 1, Bolshaya Ordynka St., Moscow, 119017

The territory covered by telecommunications services is specified in the Appendix.

This License is granted for a term:

until January 27, 2026.

This License is granted by decision of the licensing body - Order dated August 25, 2020 No. 366-pчc

Appendix being an integral part of this license is executed on 3 sheets.

Deputy Head	/signature/ O.A. Terlyakov

Stamp here
Official seal:
MINISTRY OF TELECOM AND MASS
COMMUNICATIONS
OF THE RUSSIAN FEDERATION
FEDERAL SERVICE FOR SUPERVISION
IN THE SPHERE
OF COMMUNICATIONS, INFORMATION
TECHNOLOGY
AND MASS MEDIA
PSRN 1087746736296

CN 121133